Exhibit 10.9

COMMERCIAL LEASE AGREEMENT

LANDLORD:	Ann Arbor Commerce Center, LLC,
a Michigan limited liability company
29355 Northwestern Hwy., Suite 301
Southfield, Michigan 48034-1045

TENANT:	ZoMedica Pharmaceuticals, Inc.
a Delaware corporation
3928 Varsity Drive
Ann Arbor, Michigan 48108

FOR LEASED PREMISES KNOWN AS:	3928 Varsity Drive
Ann Arbor, Michigan 48108

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COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (“Lease”) made this 24th day of June, 2015 by and between Ann Arbor Commerce Center, LLC, a Michigan limited liability company, the Lessor hereinafter designated as the “Landlord” whose address is 29355 Northwestern Hwy., Suite 301, Southfield, Michigan 48034-1045 and ZoMedica Pharmaceutical, Inc., a Delaware corporation the Lessee hereinafter designated as the “Tenant” whose address is 3928 Varsity Drive, Ann Arbor, Michigan 48108.

WITNESSETH:

In consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

1.    LEASED PREMISES.

(A)      INITIAL LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord 3928 Varsity Drive, situated in the City of Ann Arbor, County of Washtenaw, State of Michigan: containing approximately 4,797 rentable square feet of space (“Leased Premises”), which Leased Premises are located in a multi-tenant complex, commonly known at this time as Ann Arbor Commerce Center which is zoned M-1, Limited Light Industrial, consisting of a total of approximately 141,335 rentable square feet situated on approximately 9.78 acres of land as legally described on Exhibit “B” attached hereto hereinafter referred to as the “Complex”, together with a non-exclusive right to use the Common Areas, hereinafter defined. Exhibit “A” attached hereto shows the approximate configuration of the Leased Premises as of the date of this Lease.

(B)      RIGHT OF FIRST OFFER. Provided Tenant is not otherwise in default under the terms of the Lease and there exists no event with which the passing of time or the giving of notice would create a default under the Lease, Tenant shall have the First Right of Offer on any contiguous space should it become available during the term of this Lease. Upon Landlord’s notice to Tenant of such availability, Tenant shall have forty-eight (48) hours, two (2) regular business days, to accept or reject the space. After said forty-eight (48) hours, the first right of refusal shall be null and void. In the event Tenant accepts the expansion space, Landlord and Tenant shall enter into an amendment to this Lease stating that the Term of the Lease shall be extended a minimum of thirty-six (36) months following the new rent commencement date at a rate no less than the existing rate per square foot with the same annual increases as provided for under the Lease. Said agreement shall be executed by both parties within thirty (30) days of Landlord’s receipt of Tenant notice to accept the expansion space or the first right of refusal shall be null and void.

2.    TERM.

(A)      INITIAL TERM. The initial term of this Lease will be for a period of thirty-eight (38) months in addition to any partial month (“Initial Term”) from and after the “Lease Commencement Date”, which shall be deemed to be July 1, 2015.

If Landlord shall be unable for any reason to give possession of the Leased Premises to Tenant on the Lease Commencement Date, Landlord shall not be subject to any liability for the failure to deliver possession and the obligation to pay rent (as defined below) shall not commence until the Lease Commencement Date occurs. Furthermore, no such failure to deliver possession on the Lease Commencement Date shall affect the validity of this Lease or the obligations of Tenant hereunder.

At least three (3) months prior to the expiration date of this Lease, Tenant shall give written notice to Landlord of Tenant’s intention to surrender the Leased Premises at the normal expiration of this Lease. If said written notice is not timely given, the Tenant shall become a hold over Tenant on a month-to-month basis in accordance with Paragraph 19 of this Lease until such time proper notice to terminate is provided to Landlord.

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(B)      Tenant’s Option to Extend. Provided Tenant has not and is not otherwise in default under the terms of this Lease and there exists no event with which the passing of time or the giving of notice would create a default under this Lease, Tenant shall have one (1) option to extend the term of this Lease for a period of three (3) additional years beyond the Initial Term (the “Option Term”) commencing upon the expiration of the Initial Term. Landlord must receive written notice of Tenant’s election to exercise an option to extent the term of this Lease prior to February 1, 2018. The written notice shall be sent to Landlord by a nationally recognized overnight delivery service or via certified mail, return receipt requested, time being declared of the essence. In the event Tenant materially defaults hereunder, Tenant’s exercise of its option to extend the term of this Lease shall, at Landlord’s election, be deemed waived by Tenant and no longer available to Tenant. During the Option Term, all terms and conditions of this Lease shall remain in full force and effect excepting monthly Rent which shall be as follows:

OPTION PERIOD	MONTHLY RENT
September 1, 2018 – August 31, 2019	$4,479.00
September 1, 2019 – August 31, 2020	$4,614.00
September 1, 2020 – August 31, 2021	$4,753.00

(C)      Tenant’s Early Termination Option. Provided Tenant is not otherwise in default under the terms of this Lease and there exists no event with which the passing of time or the giving of notice would create a default under this Lease, Tenant shall have a one (1)-time Option to Terminate this Lease as of the date which is twenty-four (24) months following the Rent Commencement Date (“Early Termination Date”) provided Tenant gives Landlord irrevocable written notice nine (9) months prior to the Early Termination Date sent via nationally recognized courier service with proof of receipt or U.S. certified mail, return receipt requested, time being of the essence. If Tenant elects to terminate this Lease early on Early Termination Date Tenant shall pay to Landlord an early termination fee equal to repayment of the unamortized free rent provided prior to the Early Termination Date, plus the unamortized costs of the Tenant Improvement Allowance and defined in Paragraph 6(A) herein below, unamortized real estate commissions associated with this Lease and one months’ rent (“Termination Fee”) which amount shall be due and payable to Landlord by Tenant at the time that Tenant gives its termination notice to Landlord. Landlord shall also retain the Security Deposit plus any damages caused to the Leased Premises if any at which time Tenant vacates. If Tenant timely provides the termination notice to Landlord required under this Paragraph and timely pays the Termination Fee, then this Lease shall terminate on the “Early Termination Date” as if it had reached its normal date of expiration. Tenant shall pay all Rent and any Additional Rent charges (if any) due Landlord as required in this Lease through the Early Termination Date. Tenant shall return the Leased Premises to Landlord on or before the Early Termination Date in the condition required in this Lease. If proper notice as required by this Lease is not given or if Tenant fails to pay the Early Termination Fee required by this Lease this Lease shall continue in full force and effect through the end of the Initial Term of any future extensions thereof. If Tenant provides timely notice of intent to vacate but then Tenant fails to vacate the Leased Premises on the Early Termination Date, this Lease at Landlord’s discretion shall continue on i) a month-to-month term in accordance with Paragraph 19 of this Lease or ii) shall continue in full force and effect through the end of the Initial Term or any future extension thereof. In the event Tenant commits a material breach in its performance after Tenant’s termination notice is given to Landlord, Tenant’s right to terminate this Lease shall be null and void. This Termination Option is personal to the named Tenant. If this Lease has been assigned or all a portion of the Leased Premises have been sublet, this Termination Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise such option during the term of such assignment or sublease. This condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of this Termination Option.

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3.    RENT.

(A)      RENT COMMENCEMENT DATE. The “Rent Commencement Date” shall be September 1, 2015.

(B)      RENT PAYMENTS. Starting on the Rent Commencement Date through the Initial Term of this Lease Tenant shall pay to Landlord’s agent, Ari-El Enterprises, Inc., as “Rent” for the Leased Premises the total sum of One Hundred Fifty-two Thousand Five Hundred Four and No/100 Dollars ($152,504.00), not including any partial month, payable in United States currency monthly in advance on the first day of each month in equal consecutive installments as follows:

PERIOD	RENT FOR PERIOD	MONTHLY RENT
July 1, 2015 – August 31, 2015	FREE RENT PERIOD
September 1, 2015 – June 30, 2016	$40,980.00	$4,098.00
July 1, 2016 – June 30, 2017	$50,652.00	$4,221.00
July 1, 2017 – August 31, 2018	$60,872.00	$4,348.00

Additional Rent shall commence on the Lease Commencement Date and Rent payments shall begin on the Rent Commencement Date and shall continue to be made on or before the first day of each and every month thereafter throughout the Initial Term of this Lease and any extension thereof, without prior demand and without any deduction or set offs whatsoever. If the Rent Commencement Date shall occur on a date other than the first day of the calendar month, Tenant shall pay to Landlord on this Lease Commencement Date as Rent for the partial month a sum equal to one-thirtieth (1/30th) of the regular monthly payment of Rent hereunder times the number of days in the period from and including the Rent Commencement Date to and including the last day of the month in which the Rent Commencement Date shall occur, which amount is in addition to the total sum stated herein above.

(C)      ADDITIONAL RENT. The term “Additional Rent” as used herein means any sum of money due Landlord, if any, under the terms and conditions of this Lease other than Rent.

(D)      PRELIMINARY RENT. Tenant shall remit the amount of Four Thousand Three Hundred Thirty-eight and No/100 Dollars ($4,338.00) simultaneously with the execution of this Lease, which amount shall be credited against Rent ($4,098) for September 1, 2015 – September 30, 2015 and estimated pro rata share of water ($240), as defined in Paragraph 23 herein below, payable by Tenant pursuant to this Lease for July 1, 2015 – September 30, 2015.

(E)      LATE CHARGES. Tenant acknowledges that late payment by Tenant of the Rent and/or any and all other amounts, which may become due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix with certainty. Therefor, if any payment or amount due from Tenant is not receive by Landlord when due as set forth in this Lease, or in the event that a timely payment is made by check is dishonored by Tenant’s bank, Tenant shall pay Landlord the amount of Two Hundred Fifty and No/ 100 Dollars ($250.00) per occurrence as a service charge for each and every month of such late payment, plus Tenant shall be responsible to pay any and all of Landlord’s costs of collection, including but not limited to reasonable attorney fees. A payment shall be deemed to be late if it is not received within seven (7) days after its due date. Tenant acknowledges and agrees that the late fee represent a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant’s late payment. Payment of any such late charge shall not excuse or cure any default nor prevent Landlord from exercising any of its rights or remedies otherwise available to it under the terms of this Lease. Further, if Tenant is late in any payment two (2) or more times in any continuous twelve (12) month period, same shall constitute a default and Landlord shall have the option terminate this Lease and pursue any and all remedies to which Landlord is entitled under this Lease.

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4.    JANITORIAL/GARBAGE/RECYCLING.

(A)      CLEANING LEASED PREMISES. Tenant shall be responsible to provide janitorial services within the Leased Premises. Tenant will keep the Leased Premises in a commercially clean condition.

(B)      GARBAGE. Tenant agrees to maintain its own garbage container(s) with a minimum pickup schedule to maintain a clean and orderly area. All garbage containers shall be kept covered and in a clean and neat manner and shall be kept in such locations as Landlord may designate.

5.    OPERATING EXPENSES.

(A)      DEFINITION. “Operating Expenses” are defined as the sum of all costs and expenses incurred by or on behalf of Landlord during the Initial Term or any extension thereof in operating, owning, managing, insuring, securing and maintaining the Complex or any part thereof including but not limited to all costs and expenses of: operating, equipping, maintaining, repairing, replacing, policing, accounting, signage, lighting, electrical, utilities, systems of the Complex; salaries, fringe benefits and other reasonable compensation, however denominated, of all personnel engaged in operating, servicing and maintaining the Complex to which shall be added an amount equal to fifteen percent (15%) of all of those costs. Notwithstanding the foregoing, Operating Expenses shall not, include building depreciation, mortgage interest and principal payments, real estate broker commissions, cost of tenant renovation work and income taxes. In the event Landlord’s Operating Expenses in any calendar year after the expenses base year of 2015 (“Expense Base Year”) exceeds the amount of such expenses for the Expense Base Year, Tenant shall pay to Landlord as Additional Rent, it’s pro rata share (as defined herein below) of such excess costs upon receipt of notice from Landlord.

(B)      TENANT’S CAP ON EXCESS OPERATING EXPENSES. Tenant’s Excess Operating Expenses shall not increase more than five percent (5%) per year calculated on a cumulative basis (“Annual Capped Operating Expenses”). Annual Capped Expenses shall not include uncontrollable expenses as defined as follows: “Uncontrollable Expenses” shall mean those expenses that, in Landlord’s reasonable discretion and judgment, may be subject to increase which are outside the Landlord’s control which shall include but are not limited to any expenses relating to (i) snow plowing and salting, (ii) insurance, and (iii) utilities.

(C)      TENANT’S RIGHT TO AUDIT LANDLORD’S STATEMENT. Provided Tenant is not in default under this Lease and provided further that Tenant strictly complies with the provisions of this Paragraph, Tenant shall have the right to reasonably review supporting data that Tenant claims is incorrect for any portion of Landlord’s statement with respect to such year. In order for Tenant to exercise right under this Paragraph, Tenant shall, within thirty (30) days after any such Landlord’s statement is sent, deliver a written notice to Landlord specifying the portions of the Landlord’s statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in Landlord’s statement. Except as expressly set forth below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including, without limitation, Tenant’s obligation to make all Rent payments and all payments for its share of estimated and actual Excess Operating Expenses and Real Estate Taxes) pending the completion of and regardless of the results of any review of records under this Paragraph. The right under this Paragraph may only be exercised once for any Landlord’s statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Landlord’s statement shall be deemed waived.

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Procedures for Review. Tenant shall have to conduct its review at the offices of Landlord during ordinary business hours. Any review to be conducted under this Paragraph shall be at the sole cost and expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing that is not being compensated by Tenant on a contingency fee basis. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

Finding of Error. Any errors disclosed by the review of records under this paragraph shall be promptly corrected, provided Landlord shall have the right to cause another review of the records to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from Landlord’s statement shall be deemed correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord pursuant to this Section) reveal that Tenant has overpaid by more than five percent (5%) for a proceeding period, the amount for such overpayment shall be credited against Tenant’s subsequent installment obligations to pay its share of estimated Common Area Maintenance Expenses. In the event that such results show that the Tenant has underpaid its obligations for a proceeding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Common Area Maintenance Costs.

(D)      PRO RATA SHARE. Tenant’s pro rata share of the Complex at this time is 3.39% (“Pro Rata Share”) which is equal to the rentable square footage of the Leased Premises (4,797) divided by the approximate square footage of the Complex (141,335).

6.    TENANT IMPROVEMENTS.

(A)      TENANT IMPROVEMENTS. Tenant shall take possession of the Leased Premises in its “as-is/where is” condition and configuration.

(B)      IMPROVEMENTS BY TENANT. Tenant shall configure the Leased Premises as generally described as follows:

(a)	Remove one wall and build a conference room and put in additional infrastructure to support the lab space;

(b)	Any changes to lighting, electrical work, voice/data cabling, security cabling, or plumbing work;

(c)	Replace carpet and cove base;

(d)	Paint the Leased Premises; and

(e)	Replace any stained or damaged ceiling tiles and burnt out light bulbs.

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Tenant renovation work within the Leased Premises including improvements, changes, alterations or modifications or repairs to the Leased Premises, save and except those hereinabove indicated, shall be at Tenant’s sole cost and expense. Any and all improvements made by Tenant or its contractor to the Leased Premises shall be made in a good workman’s manner and meet all applicable city, state and federal codes and have prior written approval of Landlord. At Landlord’s request upon expiration of this Lease, and at Tenant’s expense the Leased Premises shall be restored to its original condition. Exhibit “A” shows the approximate existing configuration of the Leased Premises at the time of the making of this Lease.

Provided Tenant performs the work stated above and provides Landlord with proof of payment and final lien waivers, Landlord shall reimburse Tenant an amount not to exceed up to Twenty-three Thousand Nine Hundred Eighty-five and No/100 Dollars ($23,985.00) (“Tenant Improvement Allowance”), which shall be used to reimburse Tenant for its out of pocket reasonable, actual expenses incurred by Tenant for upgrades made to the Leased Premises including but not limited to those listed above (“Tenant’s Work”). Landlord hereby consents to Tenant’s Work, and Tenant’s Work shall be performed in accordance with the terms of Lease. Landlord shall reimburse Tenant for the actual cost of Tenant’s Work not to exceed the Tenant Improvement Allowance within thirty (30) days after Tenant provides Landlord with copies of paid invoices and final lien waivers from Tenant’s contractors. All of Tenant’s Work shall be done on a competitive bid basis.

7.    USE. The Leased Premises during the continuance of this Lease shall be used in compliance with Zoning and occupied for the purpose of general office and lab space for pharmaceutical development for medicine for domestic animals (“Tenant’s Permitted Use”) and for no other purpose or purposes without the written consent of the Landlord. Tenant will not use the Leased Premises for any purpose in violation of Tenant’s Permitted Use or in violation of any Law, municipal ordinance or regulation, nor shall Tenant perform any acts or carry on any practices which may damage the Leased Premises or the Complex or be a nuisance, disturbance or menace to the other tenants of the Complex, and that on any breach of this provision shall be considered a default and Landlord may, at its option, terminate this Lease forthwith and re-enter and repossess the Leased Premises. Further, Tenant shall not use the Common Areas for its business or storage purposes including working on vehicles or overnight storage purposes of any kind. Tenant shall not store overnight any motor vehicles in the Common Areas other than company vehicles that are clearly marked as such.

8.    GOVERNMENTAL REQUIREMENTS. At all times during the term of this Lease, Tenant shall give prompt written notice to Landlord of any notice Tenant receives of any violations of any law or requirement of a governmental authority affecting the Leased Premises or the Complex, and at its sole cost and expense, shall comply with all laws and requirements of governmental authorities including any violation, order or duty imposed upon Landlord or Tenant, arising or relating to (a) Tenant’s use of the Leased Premises, (b) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the insistence of Tenant, or (d) breach of any of Tenant’s obligations hereunder.

9.    DESIGNATION AND MAINTENANCE OF COMMON AREAS. Whenever used in this Lease Agreement, “Common Area(s)” shall include areas designated by Landlord for use in common with other tenants and occupants of the Complex and Landlord, Landlord’s contactors and management agent including but not limited to exterior areas (paved and unpaved), the parking lot and driveway, access roads, truckways, loading areas, retaining walls, lighting, facilities, courts and ramps, decorative walls, landscaped and planting areas, other green space, storm drainage and detention system and facilities which may be furnished by Landlord in or near the Complex, and designated from time to time by Landlord as Common Area, and all other areas which may be provided for and so designated by Landlord for the general operation and use and convenience in common of Tenant and other tenants of the Complex, the owners, lessees and occupants, and their respective officers, agents, employees, customers and invitees; provided, that such use shall be subject to such reasonable rules and regulations as Landlord may establish from time to time, Landlord may temporarily close any of the Common Areas for maintenance purposes and/or repairs and that Landlord may make changes to the Common Areas including, without limitation, changes in the location of lighting, signage, driveways, entrances, exits, parking spaces, parking areas or direction of traffic flow and Landlord, as part of the Operating Expenses, shall maintain the Common Areas in such manner as Landlord, at Landlord’s sole discretion, reasonably determines necessary.

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10.    PAYMENT OF TAXES.

(A)      DEFINITION OF TAXES. The term “Real Estate Taxes” shall be all (a) real property taxes and assessments which become due during the Lease Term or any extension (including installments of special assessments required to be paid during the Lease Year although levied prior to the Lease Term) and other charges which may be levied, assessed or charged against the Complex; and (b) all other taxes and other charges imposed by the State in which the Premises are located, or any subdivision thereof which: (i) are enacted after the date of this Lease or, if previously enacted, are increased in any manner after the date of this Lease (but only to the extent of such increase); (ii) are a replacement of or in addition to all or any part of ad valorem taxes as sources of revenue, and (iii) are based in whole or in part upon the Center of which the Premises is a part or any interest therein or the ownership or operation thereof, or the rents, profits or other income therefrom.

(B)      PAYMENT OF TAXES. Landlord shall pay the Real Estate Taxes. If any Real Estate Taxes can be paid in installments, Landlord reserves the right to pay them in installments. In the event Real Estate Taxes in any year after the real estate tax base year of 2015, defined as the summer and winter tax bills designated for that year, (“Real Estate Tax Base Year”) exceeds the amount of such Real Estate Taxes for the Real Estate Tax Base Year, Tenant shall pay Tenant’s Pro Rata Share of all Real Estate Taxes which are levied against the Property, which are in excess of the Real Estate Tax Base Year upon receipt of notice from Landlord. Tenant’s pro rata share at this time is 3.39%.

Tenant agrees to pay, prior to delinquency, any and all taxes and assessments of any kind levied or assessed during the term of this Lease hereof upon or against:

(a)	All furniture, fixtures, equipment, and any other personal property in the Leased Premises;

(b)	All alterations or improvements of whatsoever kind made by Tenant to the Leased Premises;

(c)	The Rents or any other payments payable hereunder by Tenant to Landlord (other than Landlord’s federal, state and local income taxes thereon), whether the obligation for the payment of such taxes shall be upon Landlord or Tenant; and

(d)	Should any governmental authority require that Taxes, other than the taxes mentioned above attributable to the Leased Premises, be paid by Tenant, but collected by Landlord, for and on behalf of said governmental authority, and forwarded by Landlord to said governmental authority, the same shall be paid by Tenant to Landlord, and be collectible by Landlord, and payment thereof enforced in the same fashion as provided for the enforcement of payment of Rent hereunder; and shall be deemed Additional Rent payable as billed.

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(C)      TAX CONTEST. Landlord shall have the unrestricted right, but not the obligation, to contest the validity or amount of any Taxes by appropriate proceedings, and if Landlord shall institute any such contest on its own volition, it shall have the unrestricted right to settle any such contest, proceeding, or action upon whatever terms Landlord may determine. In the event Landlord receives any refund of such Taxes, Landlord shall be first entitled to reimbursement of its reasonable expenses attributable to obtaining the refund, and thereafter (and provided Tenant is not then in default of any of the terms of this Lease) Landlord shall credit such proportion of such refund as shall be pro-rata to payments of Taxes actually made by Tenant (less costs, expenses and attorney’s fees) against the next succeeding payments of Rent unless such refund is primarily due to vacancy levels or transfer of ownership in which case Tenant shall not be entitled to any credit. In the event the Real Estate Taxes are reduced to an amount below the Base Year the Base Year used to calculate Tenant’s Pro Rata Share of Excess Charges for Real Estate Taxes only shall be changed to reflect the year in which the reduction in Real Estate Taxes is applied to.

11.    INSURANCE AND INDEMNIFICATION.

(A)      TENANT’S INSURANCE. Tenant shall deliver to Landlord a copy of the insurance binder or Certificate of Liability Insurance (in ACORD Form 25), or other proof satisfactory to Landlord for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease shall be delivered to Landlord at least ten (10) days prior to the Lease Commencement Date. Tenant agrees to secure and keep in force from the Lease Commencement Date and throughout the term of this Lease, at Tenant’s sole expense insurance policies that shall comply with all of the following insurance requirements and the policy will be on Insurance Services Office, Inc. (ISO) Form CG 00 01 07 98 or an equivalent commercial general liability insurance policy and endorsements that is satisfactory to Landlord:

(a)	Commercial General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of One Million Dollars ($1,000,000) per occurrence for property, bodily injury, personal injury or death to any one person, and Two Million Dollars ($2,000,000) aggregate limit shall apply on a per location basis for property, bodily injury, personal injury, or death to more than one person, and One Million Dollars ($1,000,000) per occurrence with respect to damage to property, including water damage and sprinkler leakage;

(b)	Causes of Loss – Special Form property and fire insurance, with extended coverage and vandalism and malicious mischief and other such endorsements in the amount necessary to provide for the full replacement value of all fixtures, betterments and contents and lease hold improvements made by Tenant or Landlord so that the Leased Premises may be restored to the condition which existed prior to any casualty loss; and

(c)	Workers’ Compensation Insurance to the extent required by the laws of the State of Michigan.

All Commercial General Liability Insurance to be procured by Tenant in pursuance of this Lease shall be issued in the names of and for the benefit of Tenant and Landlord naming Landlord, Ann Arbor Commerce Center, LLC, Landlord’s agent, Ari-El Enterprises, Inc. (or such other management agent as Landlord directs), and Landlord’s mortgagee, if any, as an additional insured, and its designee(s) and provided on ISO Form CG 2026 or its equivalent, without modification. All insurance coverage shall be written by one or more responsible insurance companies licensed or admitted to do business in the state of Michigan and shall have a policyholder rating of at least A+ and be assigned a financial size category of at least Class X as rated in the most recent edition of “Best’s Key Rating Guide” or other rating guide acceptable to Landlord for insurance companies.

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(B)      Evidence of Insurance. Tenant shall deliver to Landlord a copy of the insurance binder or Evidence of Property Insurance (in ACORD Form 27), or other proof satisfactory to Landlord for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease shall be delivered to Landlord prior to moving in and fifteen (15) days from each subsequent anniversary date; and at least ten (10) days prior to the expiration of any such policy, Tenant shall deliver to Landlord certified copies of any renewal policy, binder or memoranda. IN NO EVENT SHALL TENANT MOVE INTO LEASED PREMISES WITHOUT HAVING PROPER INSURANCE IN PLACE AS REQUIRED BY THIS LEASE.

If Tenant fails to procure, maintain, and/or pay for the insurance required by this Lease, at the times and duration specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance, in which event, Tenant shall repay Landlord, immediately upon demand by Landlord, all sums so paid Landlord together with a fifteen percent (15%) administrative fee thereon and any costs and expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of Landlord under this Lease. Tenant’s failure to obtain and maintain the required insurance shall constitute a breach of, and material default under, this Lease. If Tenant shall fail to remedy such breach within three (3) business days after notice by Landlord, Tenant will be liable for any and all costs, liabilities, damages, and penalties resulting to Landlord or Landlord’s agent(s) from such termination, unless a written waive of the specific insurance requirement(s) is provided to Tenant by Landlord.

(C)      Landlord’s Insurance. Landlord covenants that it shall, during the term of this Lease, keep i) Special Form insurance on the building in which the Leased Premises is located upon a full replacement cost basis (exclusive of footings and foundations), with no coinsurance requirement and ii) commercial general liability insurance, including contractual liability coverage as available and subject to the exclusions form coverage under the insurance policy, with limits of not less than $2,000,000 per occurrence for personal injury and property damage with solvent insurance companies authorized and licensed to issue such policies in the State of Michigan. In accordance with 7(B), Tenant shall pay Tenant’s Pro Rata Share of all insurance maintained by Landlord with respect to the Property, which are in excess of those included in the Base Year.

(D)      Increased Insurance Premiums. Tenant shall not carry on nor permit in the Leased Premises any trade or occupation, or suffer to be done anything which may render an increased or extra premium payable for the insurance of the Leased Premises or Property against fire or other perils included under standard extended coverage insurance, unless Landlord shall consent in writing, and if such consent is given, Tenant shall pay such increased or extra premium within ten (10) days of Tenant’s receipt of Landlord’s Notice advising Tenant of the amount thereof.

(E)      Indemnity and Hold Harmless. Tenant shall indemnify, defend and hold Landlord, its agent, Ari-El Enterprises, Inc. (or such other management agent as Landlord directs), and Landlord’s mortgagee, if any, harmless from and against all claims or causes of action and costs (including attorneys’ fees), expenses and liabilities incurred by or claimed against Landlord, including any action or proceeding brought thereon, arising from or as a result of (a) any accident, injury, death, loss, water damage or smoke damage whatsoever to any person or to the property of any person, including the person and property of Tenant, its employees and agents and all persons in or at the Leased Premises or Property at its or their invitation or with their consent, as shall occur on or about the Leased Premises or Property during the term of this Lease, (b) the occupancy or use by Tenant of the Leased Premises or the Property, or (c) any act or omission whatsoever of Tenant or any subtenant, licensee or departmental lessee of Tenant or its agents, contractors, servants, employees, invitees or customers. Tenant shall not be responsible for any claim, cost or expense of Landlord resulting solely from gross negligence of Landlord, its agents or employees. It is understood and agreed that all personal property of any kind, nature or description whatsoever, kept, stored or maintained upon or in the Leased Premises shall be kept, stored or maintained at the sole risk and responsibility of Tenant exclusively. Furthermore, Tenant hereby releases Landlord, its agent, Ari-El Enterprises, Inc. (or such other management agent as Landlord directs) from any and all claims or causes of action whatsoever which Tenant might otherwise now or hereafter possess resulting in or from or in any way connected with any loss covered or which should have been covered by insurance, including deductible and/or uninsured portion thereof, maintained and/or required to be maintained by Tenant pursuant to this Lease.

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(F)      Increase in Amount and Type of Insurance. Landlord shall have the right, exercisable in its sole reasonable judgment at any time by giving prior written notice thereof to Tenant, to require Tenant to:

(a)	Increase the limit and coverage amount of any insurance Tenant is required to maintain pursuant to this Paragraph to an amount Landlord, any mortgagee, or any superior landlord may, in its sole judgment, deem sufficient; or

(b)	Purchase other insurance and/or endorsements in such amounts or types as Landlord, any mortgagee, or superior landlord may require from time to time.

(G)      Special Exclusions. All insurance coverage shall be provided to Landlord in compliance with the requirements herein and shall not contain any non-standard, special, and/or unusual exclusions or restrictive endorsements without the prior written consent of Landlord.

(H)      Approval for High Deductibles or Self-Insured Retention. No insurance coverage shall contain a deductible or self-insured retention in excess of Ten Thousand Dollars ($10,000) without the prior written consent of Landlord. All deductibles and/or retentions shall be paid by, assumed by, for account of, and at Tenant’s sole risk.

12.    DESTRUCTION OF LEASED PREMISES.

(A)      FIRE OR OTHER CASUALTY. If the Leased Premises or Complex (or a portion of) are damaged or destroyed in whole or in part by fire or other casualty during the term of this Lease hereof, the Landlord will repair and restore the same to good tenantable condition with reasonable dispatch. If the Leased Premises (a) by reason of such occurrence is rendered wholly untenable, or (b) should be damaged as a result of a risk which is not covered by Landlord’s insurance, or (c) should be damaged in whole or in part during the last two (2) years of the Lease term or if the Lease term is less than two (2) years, Tenant, at Landlord’s sole option, shall vacate and surrender the Leased Premises to Landlord, at Landlord’s sole option, and Rent herein provided for shall abate entirely in case the entire Leased Premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition; provided, however, that if the Tenant fails to adjust its own insurance or to remove its damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of Rent during the period of such resulting delay, and providing further that there shall be no abatement of Rent if such fire or other cause damaging or destroying the Leased Premises shall result from the negligence or willful act of the Tenant, its employees, officers, agents, guests, invitees, licensees, assignees, subtenants, equipment suppliers or legal representatives or any other person claiming by or under Tenant. In the event Landlord elects to repair the damage insurable under Landlord’s policies, any abatement of Rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises has been repaired. Further, if the Tenant shall use any part of the Leased Premises or Complex for storage during the period of repair, a reasonable charge shall be made therefor against the Tenant, provided further that in case the Leased Premises, or the building of which they are a part, shall be destroyed to the extent of more than one-half of the value thereof, the Landlord may at its option terminate this Lease forthwith by a written notice to the Tenant. Landlord will retain all insurance proceeds from the fire or other casualty.

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(B)      TENANT’S PERSONAL PROPERTY. In no event shall Landlord be required to repair or replace Tenant’s merchandise, trade fixtures, business machines or equipment.

13.    WAIVER OF SUBROGATION. Tenant hereby release Landlord and their respective agents and employees from any and all liability claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against fire or extended coverage casualty insurance carried or required to be carried by the Tenant. Landlord and Tenant each agrees that it will request its insurance carriers to include in its policies such a clause or endorsement, and will include such a clause in their policy.

14.    MAINTENANCE, REPAIRS, REPLACEMENT AND ALTERATIONS.

(A)      LANDLORD’S MAINTENANCE OBLIGATIONS. As part of the Operating Expenses Landlord, after receiving written notice from Tenant as defined in Paragraph 32(B) of this Lease and having reasonable opportunity thereafter to obtain the necessary workmen, therefor agrees to repair only the roof and the exterior walls of the Leased Premises, unless damaged due to any act or omission of Tenant or Tenant’s agent, representatives, employees, licensees, invitees or contractors, in which case Landlord shall undertake such repairs at Tenant’s sole cost and expense and Tenant shall pay Landlord within seven (7) days after receipt of written notice from Landlord for the cost of all such repairs and all other losses incurred by Landlord. Landlord shall not be responsible for repairing or maintaining any part of the interior of the Leased Premises that Tenant occupies including the doors, hardware, frames, hinges, or overhead roll-up door or the window glass, casings, frames or any of the appliances or appurtenances or any attachment thereto or attachments to said building or Leased Premises used in connection therewith. Neither Tenant nor Tenant’s contractor shall cut, breach, modify, alter or otherwise affect the roof without the prior written consent of Landlord, which consent may be conditioned on Tenant using a contractor approved by Landlord. Any costs of performing any roof work on behalf of Tenant shall be done at Tenant’s sole cost which amount shall be due and payable upon receipt of invoice from Landlord and shall be subject to a fifteen percent (15%) administration fee. In accordance with this Lease, Tenant shall be liable for any and all damage caused to the roof by Tenant’s contractor.

(B)      TENANT’S MAINTENANCE OBLIGATIONS. All work and repairs within the Leased Premises and to systems servicing the Leased Premises which may not be contained within the Leased Premises shall be the sole responsibility of Tenant. Tenant shall make all repairs and/or replacements using only like kind, parts, systems, equipment and of same capacity. All work performed by Tenant shall require Landlord’s prior written approval prior to being made by Tenant. Tenant shall keep the interior of the Leased Premises and all systems servicing the Leased Premises in good order and repair in accordance with the laws of the State of Michigan, and in accordance with all directions, rules and regulations of the fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction. Tenant will not overload the structural components of the Leased Premises (i.e. roof trusses, columns demising walls or partition walls) by installing equipment or cranes nor shall Tenant overload the electrical wiring and will not install any equipment to the structural components of the Leased Premises or add additional electrical wiring or plumbing or signage unless it has first obtained Landlord’s written consent thereto, and if such consent is given, Tenant will install same at its own cost and expenses and be responsible at Tenant’s sole cost and expense to repair any damage said installation or removal may cause.

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(C)      TENANT’S FAILURE TO MAINTAIN. If Tenant shall fail to perform any of its obligations under this Paragraph, then Landlord may, but shall not be obligated to, and without waiving or releasing such obligation, undertake such obligation and do all necessary work in connection therewith without liability to Landlord, for the account of Tenant, and Landlord may enter the Leased Premises for such purpose. Notwithstanding Tenant’s obligations under this Paragraph, if Tenant requests that Landlord perform any of Tenant’s obligations under this Paragraph and Landlord agrees, in Landlord’s sole discretion, to perform such work, which work shall be performed without liability to Landlord, all work performed in connection therewith shall be for the account of Tenant, and Landlord may enter the Leased Premises for such purpose. Any agreement by Landlord to perform any work for Tenant shall not relieve Tenant of any of its obligations under this Paragraph. No entry by Landlord under this Paragraph shall be deemed an eviction of Tenant. Tenant shall pay to Landlord on demand, within seven (7) days of receipt of a statement therefor, the amount incurred by Landlord as a result of any work performed by Landlord under this Paragraph, which amount shall include a fifteen percent (15%) administration fee. Tenant’s failure to comply with this Paragraph shall constitute a default under this Lease.

(D)      ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Leased Premises without Landlord’s prior written consent, and all alterations, additions or improvements made by either of the parties hereto upon the Leased Premises, except movable office furniture put in at the expense of the Tenant, shall be the property of the Landlord and shall, at the sole option of the Landlord, remain upon and be surrendered with the Leased Premises at the termination of this Lease, without molestation or injury, or at Landlord’s request, and at Tenant’s sole expense, the Leased Premises shall be restored to its original condition. Tenant shall only use contractors, which have been approved in writing by Landlord for any permitted alterations to the Leased Premises, and shall not permit any mechanic’s liens to be placed or remain upon the Leased Premises, the Building or the Property and shall discharge same immediately in accordance with Paragraph 6(B). Tenant will not overload the electrical wiring and will not install any additional electrical wiring, computer cables or plumbing unless it has first obtained Landlord’s written consent thereto, and if such consent is given, Tenant will install same at its own cost and expense and will thereafter be responsible for maintaining it at Tenant’s sole cost and expense. Before commencing any improvements or alteration work in the Leased Premises, Tenant shall require all contractors of Tenant performing such work in the Leased Premises to carry and maintain, at no expense to Landlord, any or all of the following insurance policies as determined by Landlord written by companies acceptable to Landlord: (i) commercial general liability insurance, which shall name Tenant and Landlord as additional insureds, in such amounts as required by Landlord and with any endorsements that Landlord requires; (ii) workers’ compensation insurance in such amounts required by law and covering all persons employed by said contractor and engaged in the work; (iii) [if applicable] comprehensive automobile liability insurance in such amounts as required by Landlord; and (iv) insurance against such other perils or legal risks and in such amounts as Landlord may from time to time establish. Upon Landlord’s request, Tenant shall furnish to Landlord duplicate original counterparts of any or all insurance policies required pursuant to Paragraph 11 herein above.

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(E)      CONDITION AT TERMINATION. Tenant further covenants and agrees that it will, at the expiration or termination of this Lease, yield and deliver up the Leased Premises in a broom-clean condition, with all systems and doors servicing the Leased Premises in good working order and in like condition as when taken, reasonable use and wear as determined by the Landlord thereof excepted and immediately upon surrender will deliver all keys and building security cards for the Leased Premises to Landlord at the place then fixed for the payment of Rent. In the event the Leased Premises are not returned to Landlord in the condition required in this Paragraph and Paragraph 6(B), Landlord may enter the Leased Premises and restore and repair the Leased Premises to the original condition and configuration required by this Lease at Tenant’s sole cost and without prior notice to the Tenant. Tenant shall pay all costs associated with restoring and/or repairing the Leased premises immediately upon demand from Landlord. Said cost shall include a fifteen percent (15%) administrative fee. Landlord shall not be required to give prior written notice or have said costs to repair, restore or reconfigure the Leased Premises approved by Tenant prior to performing said work. If the repair work is extensive in nature, Tenant shall be deemed to be a holdover Tenant until such time the Leased Premises has been repaired and/or restored to the condition required by this Lease. Upon the earlier of vacating or Lease expiration/termination, Tenant shall be responsible for removing all of its personal property and trash from the Leased Premises at Tenant’s own expense. Tenant shall not make any alterations, replacements, additions or improvements to the Leased Premises without Landlord’s prior written consent, and all replacements, alterations, additions or improvements made by either of the parties hereto upon the Leased Premises, except movable office furniture, shall be the property of the Landlord and shall, at the sole option of the Landlord, remain upon and be surrendered with the Leased Premises at the expiration or termination of this Lease, without molestation or damage, or at Landlord’s request, and at Tenant’s sole expense, the Leased Premises shall be restored to the condition required by this Lease. Furthermore, Tenant shall be responsible to remove any and all satellite dishes, computer cabling, antennas and associated wires, which Tenant installed. Any movable furniture, fixtures and personal effects of Tenant not removed from the Complex at the expiration or termination of the Lease term in accordance with this Paragraph shall conclusively be deemed to have been abandoned and may be removed, sold or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall pay Landlord for all costs and expenses incurred in connection with the disposition of such property within five (5) days after receipt of written demand for same; said amount shall include a fifteen percent (15%) administrative fee. Alternatively, at Landlord’s sole discretion, if any movable furniture, fixtures and personal property and effects of Tenant remain in the Leased Premises at the expiration of the Lease term or termination, Landlord may deem Tenant to be holding over.

(F)      PERIODIC HVAC MAINTENANCE. Within thirty (30) days of the Lease Commencement Date, Tenant shall enter into a contract with a licensed mechanical contractor for a preventative maintenance contract with service not less frequent than bi-annually (once in summer and once in winter) to conduct preventive maintenance and repair of all HVAC equipment servicing the Leased Premises and a copy of said contract and inspection reports shall be provided to Landlord. Tenant shall continue said contract in force throughout the Initial Term or any extensions thereto. Any change of contract or mechanical contractor shall be made known to Landlord by Tenant and a copy of Tenant’s new contract shall be delivered to Landlord so that Landlord shall at all times have a copy of the contract currently in effect. Tenant shall provide Landlord with a copy of the contract and evidence of the most recent service invoice and report of the mechanical contractor indicating date of service and services performed. If Tenant refuses or neglects to enter into a contract with a mechanical contractor for the maintenance described herein, then Landlord may, but shall not be required to, perform and complete said maintenance and repair and Tenant shall pay the cost to Landlord as Additional Rent hereunder, upon demand which amount shall include a fifteen percent (15%) administrative fee to cover Landlord’s overhead in this regard.

(G)      LANDLORD NOT LIABLE. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of Tenant or of persons occupying any space adjacent to, connected with or adjoining the Leased Premises or any part of the Complex, or for any loss or damage resulting to the Tenant or its property from bursting, stoppage, backing up or leaking of water from the roof or plumbing, gas, sewer or steam pipes.

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15.    CARE OF LEASED PREMISES. Nothing contained in this Lease to the contrary, Tenant shall not perform any acts or carry on any practices which may injure the building of which the Leased Premises are a part or the Complex or be a nuisance or menace or perform any act that would not allow Landlord to provide quiet enjoyment to other tenants in the Complex and shall keep the Leased Premises under its control (including doorways and sidewalks directly in front of and leading to the Leased Premises) clean and free from rubbish, dirt, insects, water, snow and ice at all times, and it is further agreed that in the event the Tenant shall not comply with these provisions, Landlord may enter upon said Leased Premises and have rubbish, dirt, insects and ashes removed from the Leased Premises and the sidewalks cleaned, in which event Tenant shall pay all charges that Landlord shall incur for hauling rubbish, ashes and dirt, or cleaning walks. Said charges shall be paid to Landlord by Tenant within seven (7) days after a bill is presented to Tenant and Land shall have the same default remedy as is provided in this Lease in the event of Tenant’s failure to pay.

Tenant shall at its own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations, or ordinances of all municipal, county, state and federal authorities now established or promulgated during the Term hereof affecting the Leased Premises hereby leased and the cleanliness, safety, occupation and use of same. Tenant’s failure to comply with this Paragraph of this Lease shall constitute a default.

16.    CONDITION OF LEASED PREMISES AT TIME OF LEASE. Tenant has examined or has been provided the opportunity examine and inspect the Complex, the Leased Premises and, all doors and systems servicing the Leased Premises prior to the making of this Lease and no representations as to the condition or state of repairs thereof have been made by Landlord, or its agent, which are not herein expressed.

17.    CONDEMNATION.

(A)      COMPLETE TAKING. If the entire Leased Premises shall be acquired or taken by eminent domain, then this Lease shall terminate as of the date Tenant is no longer permitted to use the Leased Premises.

(B)      PARTIAL TAKING OF LEASED PREMISES. If any part of the Leased Premises shall be taken rendering the remaining portion unsuitable for the business of Tenant, then this Lease shall terminate as aforesaid. If such partial taking is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the Rent shall be reduced in the same proportion that the floor area of the Leased Premises taken bears to the original floor area thereof.

(C)      PARTIAL TAKING OF COMPLEX. If more than fifty percent (50%) of the floor area shall be taken, Landlord may, by written notice, terminate this Lease, such termination to be effective as aforesaid.

(D)      LEASE TERMINATED. If this Lease is terminated as provided in this Paragraph, Rent (plus all other charges payable by Tenant under this Lease) shall be paid up to the day that Tenant is no longer permitted to use the Leased Premises and Landlord shall make an equitable refund of any Base and/or Additional Rent paid by Tenant in advance.

(E)      AWARD. Tenant shall not be entitled to and expressly waives all claims to any condemnation award for any taking, whether whole or partial, and whether for diminution in value of the leasehold or to the fee; provided, however, Tenant shall have the right, to the extent that same shall not reduce Landlord’s award, to claim from the condemnor, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damage to Tenant’s business and fixtures, if such claim can be made separate and apart from any award to Landlord, and without prejudice to Landlord’s award.

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18.    SECURITY PROVISION. Simultaneously with the execution and delivery of this Lease, Tenant will deposit with Landlord the sum of Seventeen Thousand Fifteen and No/100 Dollars ($17,015.00)*, as security for the full and faithful performance by Tenant of each and every term, covenant, condition and agreement of this Lease on Tenant’s part to be performed (“Security Deposit”). In the event that Tenant defaults in respect of any of the terms, provisions, covenants, conditions or agreements of this Lease, including but not limited to payment of any Rent or Additional Rent or any other sum payable by Tenant under this Lease, Landlord may, but shall not be required to, use, apply, or retain the whole or any part of the Security Deposit for the payment of any such Rent or other payment in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including any damages or deficiency in the reletting of the Leased Premises, whether such damages or deficiency may accrue before or after summary proceedings or other re-entry by Landlord. Whenever and as often as the amount of the Security Deposit held by Landlord shall be diminished by Landlord’s application thereof, Tenant shall upon demand immediately deposit additional money with Landlord sufficient to restore the Security Deposit to the original amount set forth in this Paragraph. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants, conditions and agreements of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within sixty (60) days after this Lease expires. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease itself. If Landlord shall sell or lease the Complex or otherwise assign or dispose of this Lease, Landlord shall have the right to transfer the Security Deposit to the assignee for the benefit of Tenant and Landlord shall then be released by Tenant from all liability for the Security Deposit and Tenant shall thereafter not have any claim against Landlord hereunder. No holder of a mortgage or any other interest shall be responsible in connection with the Security Deposit deposited hereunder, by way of credit or payment of any Rent or otherwise, unless such holder actually shall have received the Security Deposit deposited hereunder.

*Provided Tenant has made all Rent payments on time and is not in default under the terms of this Lease, $4,098 shall be applied to the 12th month of the Initial Term and $4,221 shall be applied to the 24th month of the Initial Term; the amount not drawn down shall be the Security Deposit under the Lease.

19.    HOLDING OVER. In the event Tenant holds over after the expiration of the Initial Term or any extension thereof, thereafter the tenancy shall be from month to month (no partial month) in the absence of a written formal agreement to the contrary signed by both Tenant and Landlord at one and one half (1-1/2) times for the first (1st) month then two (2) times the then monthly Rent under this Lease for the last Lease Year (plus all other charges payable by Tenant under this Lease) (“Hold Over Rent”) for each successive month from the expiration or termination of this Lease until the date the Leased Premises is delivered to Landlord in the condition required in this Lease, and Landlord’s right to damages for such unlawful occupancy shall survive. Tenant must provide Landlord with thirty (30) day prior written notice to terminate its month to month tenancy as defined herein.

20.    BANKRUPTCY AND INSOLVENCY. If the tenancy shall be taken in execution or by other process of law, or if Tenant shall file a petition in bankruptcy or insolvency, or if Tenant shall be declared bankrupt or insolvent, or if a receiver shall be appointed for Tenant’s property, or if an assignment shall be made of Tenant’s property for the benefit of creditors, Tenant shall be in default under this Lease, and, to the extent permitted by applicable law, Landlord shall be entitled to exercise any or all remedies set forth in this Lease. This Lease shall be deemed to have been rejected and terminated unless the trustee or Tenant assumes this Lease within sixty (60) days after the filing of a proceeding under the Federal Bankruptcy Code or within such other time as maybe provided under the Code. Tenant acknowledges that in entering into this Lease, Landlord relied upon a determination that Tenant would be able to perform its obligations under this Lease. No election by a trustee or Tenant to assume this Lease shall be effective unless the trustee or Tenant cures, or gives adequate assurance of a prompt cure of any existing default, compensates or gives adequate assurance of compensation for any pecuniary loss incurred by Landlord arising out of any default of Tenant, and gives adequate assurance of future performance under this Lease, including but not limited to a reasonable Security Deposit as determined by Landlord. This Lease may be assigned by the trustee or Tenant only if Landlord acknowledges in writing that the assignee has provided adequate assurance of future performance of all of the terms and conditions of this Lease, including but not limited to the submission of satisfactory current, audited financial statements.

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The rejection of this Lease by Tenant under the Bankruptcy Code, 11 U.S.C. Section 101 et seq. shall constitute a substantial default and breach of this Lease by Tenant. Upon the occurrence of any such event of material default and breach by Tenant, Landlord may terminate this Lease by written notice to Tenant.

21.    ASSIGNMENT AND SUBLETTING.

(A)      ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease in whole or in part or sublet all or any part of the Leased Premises, nor permit other persons to occupy the Leased Premises or any part thereof, nor grant any license or concession for all or any of the Leased Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and unfettered discretion. Tenant shall provide Landlord with a lease application form completed and signed by prospective subtenant or assignee in the form provided by Landlord and other such financial information as Landlord may request. In the event Landlord approves Tenant’s request to sublet and Tenant sublets the Leased Premises for an amount greater than the amount Tenant is required to pay for said Leased Premises, then all Additional Rent shall accrue and be paid to Landlord. Any consent by Landlord to an assignment of this Lease or subletting shall not constitute a waiver of the necessity of such consent for subsequent assignment or subletting and shall not relieve Tenant or any guarantors of liability hereunder. An assignment for the benefit of Tenant’s creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant’s interest under this Lease unless Landlord shall have first consented thereto in writing. Notwithstanding the above, it is understood and agreed that Tenant may assign this Lease without Landlord’s consent, at any time during the term of this Lease, to any parent corporation of Tenant or to the surviving corporation in connection with a merger or consolidation or a reorganization, provided however, Tenant shall notify Landlord in writing of any such assignment, and provided assignee accepts full responsibility and liability for all terms and obligations of this Lease.

(B)      CORPORATE CHANGE. If Tenant is a corporation and if at any time during the Initial Term of this Lease or any renewal or extension thereof, the shareholder or shareholders who own a majority of either the outstanding voting shares or all outstanding shares of capital stock of Tenant at the time of execution of this Lease cease to own a majority of such shares (except as the result of transfers by devise or descent), the loss of a majority of such shares shall be deemed to be an assignment of this Lease by Tenant and therefor subject in all respects to the provisions of this Paragraph. The previous sentence shall not apply, however, if at the time of the execution of this Lease the outstanding voting shares of capital stock are listed on a recognized securities exchange or over the counter market.

(C)      ADMINISTRATIVE FEE. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed waiver, assignment of this Lease or sublet of all or any part of the Leased Premises unless each request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of Three Hundred Fifty Dollars ($350) to cover Landlord’s administrative costs and expenses incurred in processing each of Tenant’s requests. Furthermore, Tenant shall pay to Landlord, upon Landlord’s demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

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22.    SUBORDINATION, NOTICE TO MORTGAGEE, AND ESTOPPEL CERTIFICATE.

(A)      SUBORDINATION AGREEMENT. This Lease is and shall be subordinate to any mortgage now or hereafter placed on the Property, and to all advances already made or that may be made hereafter on account of any such mortgage, to the full extent of the principal sums secured thereby and interest thereon. Furthermore, Tenant shall on request hereafter execute any document or documents that Landlord or any other owner of the Property may deem necessary to accomplish such subordination of Tenant’s interest in this Lease, in default of which Landlord or such owner is hereby appointed as Tenant’s attorney-in-fact to act and to execute such document or documents in the name of Tenant as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and irrevocable.

(B)      ESTOPPEL CERTIFICATE. Within ten (10) days of Landlord’s written request, Tenant shall provide Landlord with an Estoppel certificate, in such form as required by Landlord, its mortgagee or any third party, indicating, to the extent same is true (and if not true, stating the correct facts), that this Lease is in full force and effect, there have been no modifications of this Lease other than that which has been disclosed, there are no uncured defaults on the part of Landlord, the amount of Rent and the date of Rent last paid, that Tenant is not entitled to any future Rent concessions, that Tenant has no purchase rights, extension rights or other rights of first refusal and such other information requested by Landlord or Landlord’s mortgagee. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such Estoppel certificate. If Tenant fails to execute and deliver such certificate within such ten (10) day period, same shall be deemed a material default under this Lease and Landlord or Landlord’s beneficiary, agent or mortgagee may execute and deliver such Estoppel certificate on Tenant’s behalf, and that such Estoppel certificate shall be fully binding upon Tenant.

(C)      DEFAULT NOTICE. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it has no legal right to terminate and will not terminate this Lease until Tenant has first given written notice to Landlord and to the holder of any mortgage specifying the nature of any such default by Landlord and allowing Landlord and such mortgage holder, or either of them, ninety (90) days after date of such notice to cure such default or a reasonable period of time in addition thereto if circumstances are such that said default cannot reasonably be cured within said ninety (90) day period.

(D)      ATTORNEY-IN-FACT. In the event Tenant shall fail or refuse to execute and deliver to Landlord the documents that may be required to evidence the intent of this Paragraph, and any other Paragraph requiring the signature of Tenant, within ten (10) days after Landlord’s written request therefor, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver such instruments for and in the name of Tenant, or Landlord may treat such failure on the part of Tenant as an event of default within the meaning of this Lease.

(E)      LIMITATION ON SECURITY DEPOSIT. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless such sums have actually been received by said mortgagee as security for the Tenant’s performance of this Lease.

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(F)      UPON TERMINATION. Tenant hereby agrees that, upon the earlier of expiration or termination of this Lease, to the extent that any instrument evidencing the existence of this Lease has been filed of public record by Tenant or any other person, that Tenant shall promptly execute and deliver to Landlord, an instrument in recordable form to discharge such instrument or otherwise to evidence the expiration or termination of this Lease (“Discharge Instrument”). Provided, further, that if Tenant fails or refuses to promptly execute and deliver to Landlord a Discharge Instrument, then Landlord may unilaterally execute and record a Discharge Instrument and, further, Tenant hereby appoints Landlord with a power of attorney, which power shall be deemed to be coupled with an interest, for the limited purpose of executing a Discharge Instrument on behalf of Tenant, and thereafter recording such Discharge Instrument in the public record.

23.    UTILITIES. Tenant shall have all utilities (except water service) transferred into its name as of the Lease Commencement Date. Tenant shall pay directly to local utility companies through the entire term of this Lease when due for the use of all utilities for the Leased Premises, including water, sewer, gas and electricity charges, and shall provide and pay for its own heating and air conditioning. If any utilities are not separately metered or assessed such as the water or are only partially separately metered or assessed and are used in common with other tenants of the building in which the Leased Premises are located, Tenant shall pay to Landlord a proportion of such utility charges based on square footage of floor space leased to each tenant using such common facilities, or such other reasonable measure of use as Landlord may obtain. Tenant’s responsibility to pay for all utilities shall commence as of the date on which possession of the Leased Premises is delivered to Tenant without regard to any Free Rent Period or formal commencement date of this Lease. Water is not separately metered therefor Tenant shall pay Landlord, as Additional Rent, the sum of Eighty and No/l00 Dollars ($80.00) per month, which amount is subject to periodic adjustment as reasonably determined by Landlord. Tenant shall, at all times during the term of this Lease, maintain sufficient heat in the Leased Premises so as to keep the water lines in and serving the Leased Premises from freezing during the winter months. Tenant shall be responsible for all damages resulting from Tenant’s failure to comply with the forgoing provision.

24.    PARKING. Tenant’s customers, employees and company vehicles shall park in the spaces provided (i) directly adjoining the front and rear of the Leased Premises, not to exceed the lineal measurement of its frontage and rear Leased Premises; and (ii) within the Common Areas not to infringe on any other tenant’s lineal measurement of its frontage and rear of the Leased Premises. Tenant and its employees shall not park vehicles in parts of the parking area which may be designated for customer parking or loading area. Tenant or its employees shall not use any of the Common Areas for the purpose of overnight or weekend storage of any automobiles, trucks or other vehicles owned or operated by Tenant or its agents, contractors, customers or employees with the exception of company vehicles that identify the company name and address. Landlord reserves the right to designate specific parking areas for employee parking, company vehicle(s) or loading area. Landlord shall not be responsible to Tenant, its employees, agents or visitors for violations by any other tenant, visitor or user of the parking areas and facilities or assignment of spaces, nor shall Landlord have any obligation to police the unauthorized use of any such parking spaces. Tenant or its employees shall not use any of the Common Areas for the purpose of displaying vehicles “for sale” or store wrecked, damaged or disabled vehicles, or for overnight or weekend storage of any automobiles, trucks or other vehicles owned or operated by Tenant or its agents, contractors or employees with the exception of company vehicles that identify the company name and address. If notice is given to Tenant by Landlord and Tenant or its employees continue to violate or ignore Landlord’s notice, Tenant shall be considered in violation of this Paragraph, and Landlord may claim default under this Lease. In addition, Landlord may charge Tenant Seventy-Five Dollars ($75) per day, for each day or partial day, per vehicle violation, attach violation stickers or notices to the vehicles and have the vehicles removed at Tenant’s expense. Landlord shall have the non restrictive right to tow vehicles from the Complex and shall not be responsible for any vehicle damage or charges.

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25.    EXECUTION AND DELIVERY. The execution of this Lease by Tenant and the delivery of the same to Landlord shall not constitute a reservation of an option for the Leased Premises or an agreement by Landlord to enter into a Lease with Tenant and this Lease shall become effective only if and when Landlord executes and delivers the same to Tenant; provided, however, that the execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Leased Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked by Tenant seven (7) days after execution and delivery of this Lease to Landlord.

26.    ENVIRONMENTAL HAZARDS.

(A)      NO HAZARDOUS SUBSTANCES. Tenant agrees that neither Tenant, nor any of Tenant’s agents or employees nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Leased Premises or the Complex any Hazardous Substances (as defined in this Paragraph), except for storage, handling and use of reasonable quantities and types of cleaning fluids, office supplies, and ___________ (if blank shall mean None) in the Leased Premises to be used in the ordinary course and the prudent conduct of Tenant’s business in the Leased Premises. However, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all state, federal and local health, safety, environmental, hazardous waste and other similar laws and regulations, existing or established during the Lease Term and to all applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Leased Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Leased Premises; (c) no Hazardous Substances shall be spilled or disposed of on, in, under or around the Complex or otherwise discharged from the Leased Premises or any area adjacent to the Complex; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Leased Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the building in which the Leased Premises are a part or the Complex, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s discretion.

(B)      TENANT REPRESENTATION. As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Leased Premises except for the type and quantities authorized in this Paragraph.

(C)      MOISTURE PREVENTION. Tenant shall maintain appropriate climate control, keep the Leased Premises clean, and take necessary measures to retard and prevent mold from accumulating in the Leased Premises. Tenant shall clean and dust the Leased Premises on a regular basis and to remove visible moisture accumulation on windows, window sills, walls, floors, ceilings and other surfaces as soon as reasonably possible. Tenant shall not block or cover any heating, ventilation or air-conditioning ducts. Tenant shall report immediately in writing to Landlord: (i) any evidence of a water leak or excessive moisture in the Leased Premises or the Complex; (ii) any evidence of mold that cannot be removed with a common household cleaner; (iii) any failure or malfunction in heating, ventilation or air conditioning, and (iv) any inoperable doors or windows. Tenant shall be responsible for any remediation work if required to be performed and Tenant shall indemnify and hold Landlord harmless against any claims that maybe brought by Tenant and/or any of Tenant’s employees with regards to mold or indoor air quality.

(D)      ENVIRONMENTAL INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s agents and mortgagee(s), if any, from and against any and all claims arising out of any breach of any provision of this Paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this Paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

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(E)      ENVIRONMENTAL AUDIT AND CERTIFICATION. Tenant, upon request, shall certify in writing to Landlord upon termination of this Lease that Tenant is in compliance with this Paragraph. In the event Landlord has reason to believe Tenant has caused environmental contamination, Landlord shall have the right to conduct an environmental audit including a Phase I Environmental Site Assessment (ESA) according to ASTM Standard practice E-1527 by a licensed company at Tenant’s expense and Tenant shall be responsible for remedying any problems identified by such audit prior to the surrender of the Leased Premises and the termination of this Lease. If the audit determines Tenant has caused contamination, at Landlord’s option, Tenant shall be deemed to be holding over in the Leased Premises on a month-to-month basis and Hold-Over Rent shall apply in accordance with this Lease until such time as no recognized environmental conditions are identified in the Phase I ESA report received by Landlord.

(F)      HAZARDOUS SUBSTANCES DEFINED. For purposes of this Paragraph “Hazardous Substance(s)” includes without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USC § 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 USC § 1801, et. seq.), the Resource Conservation and Recovery Act, as amended (42 USC § 9601, et. seq.), the Natural Resources and Environmental Protection Act (MCLA 324.101, et. seq.), and in the regulations adopted in publications promulgated pursuant thereto, or pursuant to any other federal, state or local governmental law, ordinance, rule or regulation.

27.    ACCESS TO LEASED PREMISES.

(A)      LANDLORD’S ACCESS. Landlord shall have the right to install, maintain, use, repair and replace pipes, ducts, wires and conduits leading through the Leased Premises in locations which will not materially interfere with Tenant’s use of such Leased Premises and serving other parts of the Complex. Landlord its agents, employees and/or contractors shall have the right to enter the Leased Premises at any time in response to an emergency, and at other reasonable times to (a) examine or inspect the Leased Premises, or (b) show it to prospective lenders, purchasers or lessees, or (c) to make repairs, replacements, alterations, improvements, reviews, investigations, analysis or additions as Landlord may deem necessary or desirable. Landlord shall be allowed to take material into the Leased Premises without constituting an eviction of Tenant in whole or in part and the Rent reserved shall not be abated. During the six (6) months prior to the expiration of the term of this Lease, Landlord may place upon the Leased Premises the usual notices “For Lease” or “For Sale”. If during the last month of the Lease Term Tenant shall have removed substantially all of its property, Landlord may immediately enter and alter, renovate, and redecorate the Leased Premises, without elimination or abatement of Rent and without liability to Tenant. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility, or liability for the care, supervision, or repair of the Leased Premises other than as herein provided.

(B)      MASTER KEY. It is understood and agreed that the Leased Premises door locks are keyed to a master system and that Tenant shall not change the locks without Landlord’s consent. In the event Tenant is granted authorization to change locks, it shall be at the sole cost of Tenant and said new lock must be rekeyed to Landlord’s master system by a locksmith approved by Landlord. Any unauthorized changing of locks by Tenant shall be considered a default under this Lease and Landlord shall have the right to rekey the Leased Premises at Tenant’s sole cost.

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28.    FORCE MAJEURE. Except with respect to payment of money, Landlord and/or Tenant, as the case may be, shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond Landlord’s or Tenant’s control which shall include, without limitation, all labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire and other casualty, inability to obtain any material services or financing, or through acts of God but, in no event, shall Tenant be excused from paying Rent.

29.    CORPORATE TENANT. If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the state in which the Leased Premises is located, and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he/she or they, as such officers, are duly authorized to sign and execute this Lease.

30.    TENANT DEFAULT. All of Tenant’s covenants and agreements under this Lease are to be construed as conditions precedent to Tenant’s peaceful and quiet possession of the Leased Premises during the term of this Lease. If Tenant timely pays all of the aforesaid installments of Rent and Additional Rent, if any, and performs and observes all of the covenants, agreements and obligations of Tenant, subject to all other terms and conditions of this Lease, then Tenant’s peaceful and quiet possession of the Leased Premises during the term of this Lease shall not be disturbed by Landlord or by anyone claiming by, through or under Landlord. If Tenant fails to pay when due any one of installments of Rent or Additional Rent, if any, or fails to perform or observe any other covenants, agreements or obligations of Tenant, and if such failure continues for seven (7) days (in the case of monetary default) or fifteen (15) days (in the case of non-monetary default, then the Tenant shall be in default. Thereafter, this Lease may be forfeited and thereby become null and void at the option of Landlord and Landlord may immediately, or at any time thereafter, re-enter the Leased Premises or any part thereof, and accelerate all Rent and charges due, including any costs incurred by Landlord including re-leasing commissions, attorney fees, tenant improvement costs and any other direct expenses incurred by Landlord as a result of Tenant’s default, which amount shall become immediately due and payable by Tenant to Landlord plus applicable late charges if not paid when due. In the event Tenant vacates the Leased Premises for any period in excess of seven (7) days, Landlord, at its option, shall have the right, but not the duty, to immediately re-enter into possession of the Leased Premises for the purpose of leasing said Leased Premises and change the locks to the Leased Premises. Landlord will refund to Tenant any sum received as a result of leasing out said Leased Premises during any remaining portion of the Initial Lease Term, after Landlord shall have received the balance due as provided above, including any costs incurred by Landlord including leasing commissions, attorney fees, tenant improvement costs and any other direct expenses incurred by Landlord as a result of Tenant’s default. Landlord shall use reasonable diligence in connection with the leasing of said Leased Premises. In case of a default in payment by Tenant or any other violation of this Lease, in Tenant’s absence from the Leased Premises, service of process on Tenant’s statutory agent should be good and valid service upon the Tenant. Acceptance of a partial Rent payment shall not constitute a waiver of any of Landlord’s rights available under this Lease or at law or equity, including, without limitation, the right to recover possession of the Leased Premises. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease or renegotiate this Lease or Tenant’s right to possession after this Lease or Tenant’s right to possession is terminated based on a default by Tenant. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, and/or claim of injury or damage.

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31.    LIMITED LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Complex of which the Leased Premises forms a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord; subject, however, to the prior rights of any ground Lease or underlying landlords or the holder of any mortgage covering the Complex; and no other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. In the event Landlord conveys or transfers its interest in the Complex or in this Lease, except as collateral security for a loan, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any covenants and obligations on the part of the Landlord to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to Tenant by Landlord (or by the then grantor or transferor) or any other obligation then to be performed by Landlord (or by the then grantor or transferor) for Tenant under any provisions of this Lease, shall either be paid or performed by Landlord (or by the grantor or transferor) or such payment or performance assumed by the grantee or transferee; it being intended hereby that the covenants and obligations on the part of Landlord to be performed hereunder shall be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Complex or in this Lease. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that the Landlord’s interest hereunder and in the Complex shall be subject to impressment of an equitable lien or otherwise.

32.    MISCELLANEOUS CONDITIONS.

(A)      PLACE OF PAYMENT. All payments of Rent or other sums to be made to the Landlord shall be made at such places as the Landlord shall designate in writing from time to time. At the time of the making of this Lease, Rent payments and other monies due the Landlord should be made payable to Ari-El Enterprises, Inc., and mailed or delivered to 29355 Northwestern Hwy., Suite 301, Southfield, Michigan 48034-1045.

(B)      NOTICES.

(a)	Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand delivered with proof of service (which term includes delivery by overnight courier service) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, to the addresses set forth below:

Tenant’s Address for Notices:

ZoMedica Pharmaceuticals, Inc.

3928 Varsity Drive

Ann Arbor, Michigan 48108

Attn: Gerald Solensky

Phone Number:

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Landlord’s Address for Notices:

Ann Arbor Commerce Center, LLC

c/o Ari-El Enterprises, Inc.

29355 Northwestern Hwy., Suite 301

Southfield, Michigan 48034-1045

Attn: Arie Leibovitz

Phone Number:

With a copy to:

Ari-El Enterprises, Inc.

29355 Northwestern Hwy., Suite 301

Southfield, Michigan 48034-1045

Attn: Scott Leibovitz

Phone Number:

or to such other address and phone number as may be specified from time to time by either party in writing.

(b)	Either Landlord or Tenant shall have the right from time to time to designate by written notice to the other party such other persons or places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith, provided, however, at no time shall either party be required to send more than one original and two (2) copies of any such notice, demand or request required or permitted hereunder.

(c)	Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand delivered or (ii) on the third (3rd) day after the mailing of such notice, demand or request in accordance with the preceding portions of this Paragraph.

(C)      ROOF RESERVATION. The Landlord reserves the right of free access at all times to the roof of said Leased Premises and reserves the right to rent said roof. The Tenant shall not erect any structures for storage or any aerial or use the roof for any purpose without the prior written consent of Landlord.

(D)      RECORDING. Tenant shall not record this Lease, but will, at the request of Landlord, execute a memorandum thereof in recordable form specifying the Lease Commencement Date and expiration of the term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum of Lease.

(E)      ATTORNEY’S FEES. If Landlord uses the services of an attorney in connection with (i) a breach or default in the performance of any of the provisions of this Lease, in order to secure compliance with such provision or recover damages therefor, or to terminate this Lease or evict Tenant, or (ii) any action brought by Tenant against Landlord, or (iii) any action brought against Tenant in which Landlord is made a party, Tenant shall reimburse Landlord upon demand for any and all attorney fees and expenses so incurred by Landlord.

(F)      ADDITIONAL PAYMENTS. Tenant shall pay any and all sums of money or charges required to be paid by Tenant under this Lease promptly when the same are due, without any deductions or set-off whatsoever. Tenant’s failure to pay such amounts or charges when due shall carry with it the same consequences as Tenant’s failure to pay Rent and Additional Rent, if any. Unless otherwise specified, all such amounts or charges shall be payable to Landlord at the place where the Rent is payable.

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(G)      QUIET ENJOYMENT. The Landlord covenants that the said Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said Leased Premises for the term of this Lease aforesaid.

(H)      LAWS OF THE STATE OF MICHIGAN. This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

(I)       ENTIRE AGREEMENT. This Lease, including the Exhibits, Rider and/or Addenda, if any, attached hereto, sets forth the entire agreement between the parties hereto. All prior conversations or writings between the parties hereto and their representatives are merged herein and extinguished. All modifications to this agreement and all waivers of any provisions of this agreement, to be effective, shall be in writing and signed by both parties. This agreement cannot be modified or amended in anyway by any oral agreements.

(J)      PRONOUNS. It is agreed that in this Lease the word, “he”, shall be used as synonymous with the words, “she”, “it” and “they”, and the word, “his”, synonymous with the words, “her”, “its” and “their”.

(K)      BINDING NATURE. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, legal representatives and permitted assigns.

(L)      REMEDIES NOT EXCLUSIVE, WAIVER. Each and every of the rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a further or subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

(M)        SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provision shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(N)      CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

(O)      TIME OF ESSENCE. This Lease shall be construed as if “Time is of the Essence”.

(P)      FAX/DIGITAL SIGNATURES BINDING. Landlord and Tenant agree that this Lease may be transmitted between them by facsimile machine or electronically. Both parties intend that faxed or digital signatures constitute original signatures and that a faxed or electronically transmitted agreement containing the signatures (original, faxed or digitally signed) of all parties is binding on the parties. Faxed or electronically transmitted copies shall be followed by originals by mail.

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(Q)      MOVING GUIDELINES. Tenant shall be responsible to pay all costs associated with moving into the Leased Premises. Tenant shall at its own expense be responsible for removal and disposal of all discarded furniture, packing boxes and materials not removed by Tenant’s moving company, immediately upon completion of move in. Any expenses incurred by Landlord for special pick-up and removal of said items shall be billed to Tenant and will be due and payable upon receipt of Landlord’s invoice. Tenant must protect all areas including but not limited to door jambs, elevator cabs, walls and railings. Tenant shall be fully and solely responsible for all costs associated with any damages to the Leased Premises and Complex or injuries to persons or to persons’ personal property resulting from the action of Tenant’s moving company and/or its employees.

(R)      SIGNAGE/ADVERTISING DISPLAY.

(a)	Unit and Pylon Signage. Landlord, at Tenant’s expense, shall have the right to install unit signage and/or pylon signage, if made available by Landlord to Tenant, in conformance with Landlord’s approved signs as used for other tenants at the complex. Tenant shall pay for said signage including installation and all other costs associated with said signage upon receipt of invoice from Landlord.

(b)	Advertising Display. It is further agreed that all signs and advertising displayed in the Leased Premises shall be such only to advertise the business carried on upon said Leased Premises, and if visible from the exterior that the Landlord shall control the character and size thereof, and that no sign shall be displayed excepting such as shall be approved in writing by the Landlord, and that no awning or sign shall be installed or used on the exterior of said building unless approved in writing by the Landlord.

(S)      CONFIDENTIALITY CLAUSE. It is understood and agreed that the terms and conditions of this Lease Agreement between Landlord and Tenant shall remain confidential. Tenant, its principals, employees and representatives shall not discuss this Lease terms, rates or conditions with any third party unless authorized by or requested to do so by Landlord. Any breach of confidentiality by Tenant shall be deemed a material default hereunder and in which event, this Lease may be canceled at the option of the Landlord without prior notice or demand.

(T)      CONSTRUCTION LIENS. No work performed by Landlord or approved by Landlord and performed by Tenant shall be deemed to have been completed for Landlord’s benefit. Should any mechanic’s, construction, or other lien be filed against the building, the Leased Premises or any part thereof for any reason whatsoever by reason of Tenant’s acts or omissions or because of a claim against Tenant, the Lien shall attach to Tenant’s interest only and Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord and shall hold Landlord harmless and indemnify Landlord from all costs, including costs of defense, expenses, and attorney’s fees.

(U)      RELOCATION. Landlord reserves the right from time to time upon at least thirty (30) days prior written notice, to relocate Tenant to an alternate location (“New Space”) within the Complex. The New Space shall be approximately equal to or greater in size than the Leased Premises. All reasonable, actual out of pocket moving expenses incurred in relocating Tenant to the New Space shall be borne by Landlord. Tenant shall execute, acknowledge and deliver to Landlord an amendment prepared by Landlord within five (5) days after receipt thereof, which amendment shall formalize the change in location of the Leased Premises.

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(V)      RECAPTURE UPON DEFAULT. To induce Tenant to execute this Lease, Landlord has provided Tenant with Rent concessions consisting of free rent (“Free Rent”) and a Tenant Improvement Allowance for the benefit of Tenant (“Costs”). Upon any event of default, all Free Rent shall become immediately due and payable. In addition, Tenant shall also pay Landlord the unamortized portion of the Costs from the date of default through the end of this Lease term as determined by Landlord based upon Landlord’s actual costs incurred, including all direct and indirect hard costs, soft costs and brokerage commissions without limitation, associated with the construction of the improvements for the Leased Premises and the leasing of same to Tenant.

(W)      LEASE CONSTRUCTION. The parties hereto participated jointly in the preparation of this Lease, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon and redraft this Lease. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Lease shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguities shall not be interpreted against any one party and in favor of the other.

(X)      WAIVER OF JURY TRIAL. Landlord and Tenant waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that he has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of his own free will, and that he has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that he has read and understands the meaning and ramifications of this waiver provision.

(Y)      INTEREST RATE. If Tenant fails to pay when due any charge required to be paid by Tenant to Landlord such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of twelve percent (12%) per annum.

(Z)      TENANT’S SUPPLEMENTAL SECURITY MEASURES. Subject to the terms of Paragraph 5(B) and 14(D) of this Lease, Tenant shall be permitted to install its own supplemental security measures at the Leased Premises (“Supplemental Security Measures”). Tenant agrees that all of its Supplemental Security Measures shall be subject to Landlord’s prior written approval. Landlord shall not grant approval to any Supplemental Security Measures that interfere or are incompatible with Landlord’s security measures for the building or consist of armed guards. If Tenant elects to install any Supplemental Security Measures at the Leased Premises, Tenant agrees to use reasonable efforts to coordinate its security functions with Landlord and cooperates to develop procedures with Landlord to implement Tenant’s Supplemental Security Measures in an efficient and effective manner and must provide Landlord with an independent access code to any alarm system. Tenant will keep and maintain, in good working order, condition, and repair, its Supplemental Security Measures, and will make all repairs and replacements thereto. Tenant agrees to pay all costs and expenses of its Supplemental Security Measures, including, but not limited to, installation, maintenance, repair, monitoring and replacement costs. Tenant agrees that in no event shall Landlord, or its agents and employees, have any liability or responsibility for the effectiveness of any of Tenant’s Supplemental Security Measures. Tenant’s release and indemnity set forth in Paragraph 10(F) of this Lease shall, without limitation, apply to all claims or losses arising out of or resulting from the presence or absence of Tenant’s Supplemental Security Measures for the Leased Premises.

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(AA)      AUTHORITY TO SIGN LEASE. The undersigned person signing on behalf of Tenant hereby declares, warrants, represents, acknowledges and states that he or she is an authorized representative of the Tenant and has been provided complete authority to bind the Tenant to this Lease Agreement.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, The parties have hereunto set their hands and seals the day and year first above written.

TENANT:
ZoMedica Pharmaceuticals, Inc.,
a Delaware corporation

BY:	/s/Gerald Solensky Jr.
(Signature)

ITS:	President

Gerald Solensky Jr.
(Please Print Name & Title)

DATE EXECUTED BY TENANT: 6/18/15

LANDLORD:
Ann Arbor Commerce Center, LLC,
a Michigan limited liability company

BY:	/s/ Patrick Kobylarz

ITS:	Authorized Agent

DATE EXECUTED BY LANDLORD: 6/25/15

28

EXHIBIT "A"

Current "As is" Layout

Overhead Door
Warehouse
Approx.
39' x 24' 6"
Up
Shower
20' 5"
LAB
28'
Slop Sink
Kitchen
#11
Approx.
17' x 9' 10"
#10
Approx.
17' x 9' 10"
#4
Approx.
15' 1" x 21
#9
Approx.
17' x 9' 10"
#3
Approx.
15' 1" x 12'
#8
Approx.
17' x 9' 10"
#1
#2
#7
Approx.
17' x 9' 10"
Reception
Area
#6
Approx.
23' 4" x 13' 4"
1/2 wall with oak top

Ann Arbor Commerce Center
3928 Varsity
Ann Arbor, MI

Approx. 4,797 sq. ft.
Approx. 3,840 sq. ft. Office
including Lab
1 Grade level door
Not to Scale
Dimensions and positions of walls are approximate and subject to verification

5.21.2015

Managed by:

Ari-El Enterprises, Inc.
(248) 557-3800
www.ari-el.com

1

Landlord's Initial ______ Tenant's Initial ______

EXHIBIT “B”

Legal Description

Tax Id Number(s); 12-09-400-020 (As to Lot 26), 12-09-400-035 (As to Lots 27 and 28), 12-09-400-038 (As to Lot 29)

Land Situated in the City of Ann Arbor in the County of Washtenaw in the State of MI

PARCEL 1:

Lots 26, 27 and 28, ANN ARBOR INDUSTRIAL PARK, according to the Plat thereof, as recorded in Liber 19 of Plats, Pages 28, 29 and 30, Washtenaw County Records.

Tax No.:	09-12-09-400-020 (As to Lot 26)
09-12-09-400-035 (As to Lots 27 and 28)

PARCEL 2:

Lots 29 and the South 50 feet of Lot 30, ANN ARBOR INDUSTRIAL PARK, according to the Plat thereof, as recorded in Liber 19 of Plats, Pages 28, 29 and 30, Washtenaw County Records.

Together with an easement for ingress and egress as described in a certain Cross Easement Agreement recorded in Liber 1631, Page 575, and Liber 1631, Page 576, Washtenaw County Records.

Tax No.: 09-12-09-400-038 (As to Lot 29 and the South 50 feet of Lot 30)

Client Reference: 802-864 Phoenix Dr; 3930-3990, 3918-3928, 3951-3985 Varsity Dr., Ann Arbor, MI 48103

EXHIBIT “C”

GUARANTY

ATTACHED HERETO and made a part of Lease dated June 24, 2015, by and between Ann Arbor Commence Center, LLC, a Michigan limited liability company as Landlord, ZoMedica Pharmaceuticals, Inc., a Delaware corporation as Tenant and GERALD SOLENSKY, individually as Guarantor(s) for Leased Premises commonly known as 3928 Varsity, City of Ann Arbor, County of Washtenaw, State of Michigan.

As an inducement to Landlord to lease the Leased Premises to Tenant, and for other valuable consideration, the receipt of which is hereby acknowledged, and because the Guarantor(s) have determined that executing and delivering this Guaranty is in the Guarantor(s)’ best interest and to the financial benefit of the Guarantor(s), the Guarantor(s) hereby irrevocably and unconditionally, jointly and severally, guarantee to Landlord, its successors and assigns, to pay all Base Rent and all Additional Rent and perform and execute all covenants on the part of Tenant under this Lease for the period of Initial Term, any future extensions thereof and any Hold-Over Rent. If any event of default occurs, Guarantor(s) shall pay to Landlord all amounts that may be due under this Lease, all damages that may occur including attorney fees and fully satisfy the conditions of this Lease without requiring notice or proof of demand being made. This is a primary and unconditional guaranty of payment (and not of collection) and performance. Upon the occurrence of an Event of Default, Landlord may make demand directly upon Guarantor for the performance and payment of the above without making demand upon, or pursuing or exhausting any remedy, or instituting proceedings against Tenant, or against any security held by Landlord. No amendment, modification, extension or renewal of the foregoing Lease nor any extension of time for performance of any covenant therein contained, shall release the undersigned from liability hereunder. The obligations of the undersigned hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, modified or amended this Lease, released, returned or misapplied other collateral given later as additional security (including other guaranties) or released Tenant from its performance of the obligations under this Lease. Guarantor hereby consents to the Landlord or the Landlord’s agent obtaining a periodic credit report on the undersigned as they deem necessary.

Guarantor further waives:

(A)  Any right of subrogation to the rights of Landlord against Tenant, until all sums due Landlord are paid in full;

(B)  Any set-offs or counterclaims against Landlord which would otherwise impair Landlord’s rights against Guarantor;

(C)  Any notice or demand, regarding any action that Landlord takes regarding Tenant, anyone else, any collateral, or any indebtedness, which the Guarantor might be entitled to by law or under any other agreement; and

(D)  Any requirement of diligence on the part of anyone.

Landlord’s actions or omissions to act with regard to any and all security shall be taken solely for the benefit of Landlord and Landlord shall not be obligated in any way to act for the benefit of Guarantor in any action taken in connection with any security, nor shall Landlord be liable to Guarantor for any such action or for any omission to act.

This Guaranty shall be binding upon the undersigned and his heirs, successors, executors, representatives and assigns.

IN WITNESS WHEREOF, the undersigned does hereunto set his hand and seal this   19   day of    June  , 2015.

GUARANTOR(S):

/s/ Gerald Solensky Jr.
Gerald Solensky Jr.

Address (Residence):

Social Security Number: